SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2013 (October 21, 2013)

ALCO STORES, INC.

(Exact name of registrant as specified in its charter)

Kansas	0-20269	48-0201080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

751 Freeport Parkway, Coppell, Texas 75019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (469) 322-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 8.01              Other Events.

On October 21, 2013, ALCO Stores, Inc., (the “Company”) notified the NASDAQ Stock Market (“NASDAQ”) of its intention to voluntarily delist its common stock from NASDAQ on or about October 31. The delisting of the Company’s shares is subject to stockholder approval of the previously announced, proposed merger with an affiliate of Argonne Capital Group, LLC (“Argonne”). The previously announced special meeting of the Company’s stockholders will take place on October 30, 2013.

If the Company’s stockholders vote to approve the proposed merger, the Company anticipates consummating the merger on or about October 31, 2013. If the proposed merger is consummated, the Company will become a wholly-owned subsidiary of an affiliate of Argonne and the Company’s common stock will cease to be publicly traded.

In the event the Company’s stockholders approve the proposed merger, the Company intends to file a Form 25 with the Securities and Exchange Commission (“SEC”) on or about October 31, 2013 to effect the voluntary delisting of its common stock from NASDAQ. The official delisting of the Company’s common stock will become effective approximately ten days thereafter.

Concurrently with the delivery of the notification to NASDAQ, the Company issued a press release regarding its intention to voluntarily delist its common stock from the NASDAQ, subject to stockholder approval of the proposed merger.

Item 9.01              Financial Statements and Exhibits.

(d)                                 Exhibits.

99.1	Press Release, dated October 21, 2013.

Additional Information and Where to Find It

In connection with the proposed merger, on October 1, 2013, the Company filed with the SEC a definitive proxy statement on Schedule 14A. On or about October 2, 2013, the Company mailed the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the Merger (when they become available), and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at the

Company’s website, www.alcostoresinc.com, or by requesting them in writing or by telephone from the Company at ALCO Stores, Inc., Attn: Corporate Secretary, 751 Freeport Parkway, Coppell, Texas 75019, (469) 322-2900.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the definitive proxy statement and the proxy statement for the Company’s 2013 Annual Meeting of Shareholders, which was filed with the SEC on May 10, 2013.  Information regarding the identity of the potential participants, and their direct or indirect interests in the Merger, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with SEC in connection with the Merger.

Forward-Looking Statements

All of the statements in this release, other than historical facts, are forward-looking statements made in reliance upon the safe harbor of the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements made concerning the Company’s intent to consummate the Merger. Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: (i) the risk that the merger may not be consummated in a timely manner, if at all; (ii) the risk that the merger agreement may be terminated in circumstances that require the Company to pay Mallard Parent, LLC (“Parent”) a termination fee of up to $2.25 million or reimbursement of Parent’s expenses of up to $1 million; (iii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (iv) risks regarding the failure of Parent to obtain the necessary equity and debt financing to complete the merger; (v) the effect of the announcement of the merger on the Company’s business relationships (including, without limitation, customers and suppliers), operating results and business generally; and (vi) risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from various domestic and foreign governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval.  Further risks that could cause actual results to differ materially from those matters expressed in or implied by such forward-looking statements are set forth under “Risk Factors” in the Company’s Form 10-K for the fiscal year ended February 3, 2013, and its subsequent quarterly reports on Form 10-Q. The Company does not undertake, and hereby disclaims, any duty to update these forward-looking statements, although its situation and circumstances may change in the future.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCO STORES, INC.

Date: October 22, 2013	By:	/s/ Richard E. Wilson
Richard E. Wilson
President and
Chief Executive Officer

EXHIBIT INDEX

99.1	Press Release, dated October 21, 2013.